SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported):  May 19, 2008

CWHEQ Home Equity Loan Trust, Series 2006-S2
(Exact name of the issuing entity)
Commission File Number of the issuing entity:  333-126790-13

CWHEQ, INC.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor:  333-126790

Countrywide Home Loans, Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698310
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4500 Park Granada Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7. Regulation FD

Item 7.01 Regulation FD Disclosure

CWHEQ Home Equity Loan Trust, Series 2006-S2 (the “Issuing Entity”) has the benefit of the Credit Insurance Policy (the “Policy”) which insures certain Mortgage Loans (referred to as the “Covered Loans”) against certain losses.  The Issuing Entity also has the benefit of the Sponsor Loss Coverage Obligation provided by Countrywide Home Loans, Inc. (“Countrywide”).  The Sponsor Loss Coverage Obligation is intended to cover Realized Losses on the Covered Loans with respect to which a claim for payment is denied by the insurer due to an exclusion in the Policy (such denied claims, “Covered Claims”), up to the Sponsor Loss Coverage Amount.

Historically it has been Countrywide’s policy not to make Loss Coverage Payments under its Sponsor Loss Coverage Obligation for Covered Claims until it had completed all of its efforts to obtain payment from the insurer, including exercising any appeal rights under the Policy with respect to denied claims. In connection with the implementation of a change in this policy to a policy of making Loss Coverage Payments upon the initial denial of claims, Countrywide included certain payments for Covered Claims on the March 2008 and April 2008 Distribution Dates that related to initial claim denials received in periods prior to the related Due Periods for such Distribution Dates (such Covered Claims, the “Aged Claims”).  The tables below summarize the amounts of the Loss Coverage Payments by Countrywide on the March 2008 and April 2008 Distribution Dates that would have been paid on prior Distribution Dates if Loss Coverage Payments relating to Aged Claims had been made upon the initial denial of claims.

March 2008 Distribution Date

Month of Distribution (if paid upon Initial Denial)	Number of Loans	Loss Coverage Payment
February 2007	1	$ 31,496.49
July 2007	1	$ 14,246.16
August 2007	2	$ 132,506.54
October 2007	9	$ 545,268.77
November 2007	1	$ 85,213.38
December 2007	2	$ 139,333.89
Total	16	$948,065.23

April 2008 Distribution Date

Month of Distribution (if paid upon Initial Denial)	Number of Loans	Loss Coverage Payment
October 2007	1	$ 34,797.88
January 2008	4	$ 239,346.93
February 2008	7	$ 686,315.72
March 2008	2	$ 21,362.57
Total	14	$ 981,823.10

Countrywide does not expect the Loss Coverage Payments on subsequent Distribution Dates to include amounts for Aged Claims of a similar magnitude as were paid on the March 2008 and April 2008 Distribution Dates.

           The payments described in the preceding paragraph affect the timing of payments from the Sponsor Loss Coverage Obligation. In addition, upon final resolution of each Aged Claim the Sponsor Loss Coverage Obligation may be affected.  In cases where the insurer agrees to pay an Aged Claim, Countrywide will be entitled to receive the amount covered by the insurer and the remaining Sponsor Loss Coverage Amount will increase by that amount.  In cases where Countrywide’s appeals are unsuccessful, there will be no adjustment to the Sponsor Loss Coverage Amount.

No assurances are being provided herein that Loss Coverage Payments by Countrywide on Distribution Dates prior to the March 2008 Distribution Date did not include payments attributable to Aged Claims.  In addition, there can be no assurance that additional Loss Coverage Payments will be made at any time prior to Countrywide making all efforts to obtain payment from the related insurer in respect of claims which are initially denied.

Capitalized terms used herein and not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of March 1, 2006, by and among Countrywide, CWHEQ, Inc., as depositor, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, The Bank of New York, as trustee, and The Bank of New York (Delaware), as co-trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWHEQ, INC.

By:	/s/ Darren Bigby
Name: Darren Bigby
Title: Executive Vice President

Dated:  May 19, 2008